Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-110584) of IMC Global Inc. and in the related Prospectus of our report, dated January 30, 2004, except for Note 13, as to which the date is March 1, 2004, with respect to the consolidated financial statements of IMC Phosphates Company included in this Annual Report  (Form 10-K) for the year ended December 31, 2003.

Ernst & Young LLP

Chicago, Illinois
March 12, 2004

Return to IMC Phosphates Company Form 10-K